EXHIBIT (t)(2)

POWER OF ATTORNEY

We, the undersigned officers and Trustees of the funds listed below (collectively, the “Funds”), do hereby severally constitute and appoint Jill R. Damon, Thomas E. Faust Jr., James F. Kirchner or Deidre E. Walsh, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any Registration Statement on Form N-2, including but not limited to the “Registration Statements” defined below, and any and all amendments (including pre-effective and post-effective amendments) to a Registration Statement filed with the Securities and Exchange Commission on behalf of each of the respective Funds, in respect of shares or units of beneficial interest or common stock and other documents and papers relating thereto.

The “Registration Statements” covered by this Power of Attorney are defined to include the registration statements listed below:

Fund	1940 Act File No.	1933 Act File No.
Eaton Vance Enhanced Equity Income Fund (EOI)	811-21614	333-262265
Eaton Vance Enhanced Equity Income Fund II (EOS)	811-21670	333-264149
Eaton Vance Floating-Rate Income Trust (EFT)	811-21574	333-231534
Eaton Vance Municipal Income Trust (EVN)	811-09141	333-233835
Eaton Vance National Municipal Opportunities Trust (EOT)	811-22269	333-234007
Eaton Vance Senior Floating-Rate Trust (EFR)	811-21411	333-229695
Eaton Vance Senior Income Trust (EVF)	811-09013	333-227968
Eaton Vance Risk-Managed Diversified Equity Income Fund (ETJ)	811-22044	333-260965
Eaton Vance Tax-Advantaged Dividend Income Fund (EVT)	811-21400	333-262832
Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund (ETO)	811-21519	333-255236
Eaton Vance Tax-Managed Buy-Write Income Fund (ETB)	811-21676	333-256242
Eaton Vance Tax-Managed Buy-Write Opportunities Fund (ETV)	811-21735	333-236939
Eaton Vance Tax-Managed Diversified Equity Income Fund (ETY)	811-21832	333-262833
Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund (ETW)	811-21745	333-255148
Eaton Vance Tax-Managed Global Diversified Equity Income Fund (EXG)	811-21973	333-262834

IN WITNESS WHEREOF we have hereunto set our hands on the date set forth opposite our respective signatures.

Signature	Title	Date

/s/ Edward J. Perkin
Edward J. Perkin	President and Principal Executive Officer of EOI, EOS, ETJ, EVT, ETO, ETB, ETV, ETY, ETW and EXG	April 19, 2022

/s/ Eric A. Stein
Eric A. Stein	President and Principal Executive Officer of EFT, EVN, EOT, EFR and EVF	April 19, 2022

/s/ James F. Kirchner
James F. Kirchner	Treasurer and Principal Financial and Accounting Officer	April 19, 2022

/s/ Thomas E. Faust Jr.
Thomas E. Faust Jr.	Trustee	April 19, 2022

/s/ Mark R. Fetting
Mark R. Fetting	Trustee	April 19, 2022

/s/ Cynthia E. Frost
Cynthia E. Frost	Trustee	April 19, 2022

/s/ George J. Gorman
George J. Gorman	Trustee	April 19, 2022

/s/ Valerie A. Mosley
Valerie A. Mosley	Trustee	April 19, 2022

/s/ William H. Park
William H. Park	Trustee	April 19, 2022

/s/ Helen Frame Peters
Helen Frame Peters	Trustee	April 19, 2022

/s/ Keith Quinton
Keith Quinton	Trustee	April 19, 2022

/s/ Marcus L. Smith
Marcus L. Smith	Trustee	April 19, 2022

/s/ Susan J. Sutherland
Susan J. Sutherland	Trustee	April 19, 2022

/s/ Scott E. Wennerholm
Scott E. Wennerholm	Trustee	April 19, 2022

/s/ Nancy A. Wiser
Nancy A. Wiser	Trustee	April 19, 2022